UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware						1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)						(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path	,	New Albany	,	Ohio			43054
(Address of principal executive offices)							(Zip Code)

Registrant’s telephone number, including area code					(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2024, Abercrombie & Fitch Co. (the “Company”), as parent and a guarantor, Abercrombie & Fitch Management Co., an indirect wholly-owned subsidiary of the Company (“Management”), as lead borrower, and certain of the Company’s direct and indirect wholly-owned subsidiaries (together with the Company and Management, “we,” “us” or “our”), as additional borrowers and guarantors, entered into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), together with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Agent”). The Second Amendment amends our existing Amended and Restated Credit Agreement, dated as of April 29, 2021 (the “ABL Credit Agreement”), which provided for a $400 million senior secured asset-based revolving credit facility.  We incurred customary fees and expenses in connection with our entry into the Second Amendment. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Second Amendment.

The Second Amendment amends the ABL Credit Agreement to, among other things:
•increase the aggregate commitments thereunder to $500 million;

•establish a $100 million sub-facility for the benefit of Abfico Netherlands Distribution B.V. (“Abfico”) and AFH Stores UK Limited (“AFH UK”) that is (i) secured by a first priority security interest in all assets (subject to specified exclusions) of each of Abfico and AFH UK, (ii) guaranteed by the Company and certain of its domestic direct and indirect wholly-owned subsidiaries and (iii) subject to a borrowing base as described therein;

•extend the maturity date from April 29, 2026 to August 2, 2029;

•increase the letter of credit sublimit from $50 million to $62.5 million;

•decrease the swing line availability from $50 million to $30 million; and

•decrease the unused line fee from a variable rate of 25 bps to 37.5 bps to a flat rate of 25 bps; and

•increase pricing of the interest rate margin applicable to borrowings as follows:

◦from 1.25% to 1.50% when average availability is greater than or equal to 50% of the Loan Cap; and

◦from 1.50% to 1.75% when average availability is less than 50% of the Loan Cap.

We from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders that are parties to the Second Amendment and the lenders’ respective affiliates.
A copy of the Second Amendment is filed herewith as Exhibit 10.1. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1
Second Amendment to Amended and Restated Credit Agreement, dated as of August 2, 2024, among Abercrombie & Fitch Management Co., as Lead Borrower; the other Borrowers and Guarantors party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (filed herewith).

104	Cover Page Interactive Data File - the cover page Inline XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated:	August 7, 2024	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Executive Vice President, General Counsel and Corporate Secretary